Exhibit 99.1
PRESS RELEASE

STELLAR BANCORP, INC. REPORTS
FIRST QUARTER 2024 RESULTS

HOUSTON, April 26, 2024 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $26.1 million, or diluted earnings per share of $0.49, for the first quarter of 2024 compared to net income of $27.3 million, or diluted earnings per share of $0.51, for the fourth quarter of 2023.

“We are pleased to announce our first quarter 2024 results that reflect our continued focus on building capital, maintaining liquidity, and monitoring credit as uncertainty with the interest rate environment persists,” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer. “We are working with our customers as they adapt and understand how to operate in the higher interest rate environment,” continued Mr. Franklin.

“We operate in one of the best markets in the country with continued population growth, increasing jobs and a friendly environment to build businesses. Our incredible team continues to deliver great service to the community and our customers. We are well positioned in our markets and are excited about what Stellar is building,” concluded Mr. Franklin.

First Quarter 2024 Financial Highlights

•Solid Profitability: First quarter 2024 net income of $26.1 million, or diluted earnings per share of $0.49, translated into an annualized return on average assets of 0.98%, an annualized return on average equity of 6.88% and an annualized return on average tangible equity of 11.47%(1).

•Strong Net Interest Margin: Tax equivalent net interest margin was 4.26% for the first quarter of 2024 compared to 4.40% for the fourth quarter of 2023. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 3.91%(1) for the first quarter of 2024 compared to 3.91%(1) for the fourth quarter of 2023.

•Meaningful Regulatory Capital Build: Total risk-based capital ratio increased to 14.62% at March 31, 2024 from 14.02% at December 31, 2023 and Tier 1 leverage ratio increased to 10.41% at March 31, 2024 from 10.18% at December 31, 2023.

•Favorable Cost of Funds: Cost of funds was 2.06% for the first quarter of 2024 compared to 2.03% for the fourth quarter of 2023.

First Quarter 2024 Results

Net interest income in the first quarter of 2024 decreased $3.8 million, or 3.6%, to $102.1 million from $105.9 million for the fourth quarter of 2023. The net interest margin on a tax equivalent basis decreased 14 basis points to 4.26% for the first quarter of 2024 from 4.40% for the fourth quarter of 2023. The decrease in the net interest margin from the prior quarter was primarily due to the decreased yield on interest earning assets from decreased purchase accounting adjustments during the first quarter. Net interest income for the first quarter of 2024 benefited from $8.6 million of income from purchase accounting adjustments compared to $11.7 million in the fourth quarter of 2023. Excluding purchase accounting adjustments, net interest income (tax equivalent) for the first quarter 2024 would have been $93.7 million(1) and the tax equivalent net interest margin would have been 3.91%(1).

Noninterest income for the fourth quarter of 2023 was $6.3 million, a decrease of $590 thousand, or 8.6%, compared to $6.9 million for the fourth quarter of 2023. Noninterest income decreased in the first quarter of 2024 compared to the fourth quarter of 2023 primarily due to
Small Business Investment Company income recognized in the fourth quarter of 2023, partially offset by an increase in gains on sales of assets in the first quarter of 2024 compared to the fourth quarter of 2023.

_____________________
(1) Refer to page 9 of this earnings release for the calculation of this non-GAAP financial measure.

Noninterest expense for the first quarter of 2024 decreased $6.5 million, or 8.4%, to $71.4 million compared to $77.9 million for the fourth quarter of 2023. The decrease in noninterest expense in the first quarter of 2024 compared to the fourth quarter of 2023 was primarily due to higher nonrecurring items in the fourth quarter of 2023, including higher professional fees associated with various projects some of which related to the Company’s total assets crossing the $10 billion asset threshold, $3.1 million of acquisition and merger-related expenses, a $2.4 million accrual for future payments to the FDIC pursuant to the special insurance assessment and $1.9 million of severance expense.

The efficiency ratio was 66.18% for the first quarter of 2024 compared to 69.21% for the fourth quarter of 2023. First quarter 2024 annualized returns on average assets, average equity and average tangible equity were 0.98%, 6.88% and 11.47%(1), respectively, compared to 1.02%, 7.33% and 12.61%(1), respectively, for the fourth quarter of 2023.

Financial Condition

Total loans at March 31, 2024 decreased $17.0 million to $7.91 billion compared to $7.93 billion at December 31, 2023. At March 31, 2024, the remaining balance of the purchase accounting adjustments on loans was $98.3 million.

Total deposits at March 31, 2024 decreased $78.8 million to $8.79 billion compared to $8.87 billion at December 31, 2023, due to decreases in noninterest-bearing deposits and interest-bearing demand deposits, partially offset by increases in money market and certificates and other time deposits. Shifts in the deposit mix were primarily driven by the current interest rate environment and an intensely competitive market for deposits. Estimated uninsured deposits totaled $4.80 billion and estimated uninsured deposits net of collateralized deposits of $1.03 billion were $3.77 billion, or 42.8%, of total deposits at March 31, 2024.

Total assets at March 31, 2024 were $10.73 billion, an increase of $82.1 million, compared to $10.65 billion at December 31, 2023.

Asset Quality

Nonperforming assets totaled $57.1 million, or 0.53% of total assets, at March 31, 2024, compared to $39.2 million, or 0.37%, of total assets, at December 31, 2023. The allowance for credit losses on loans as a percentage of total loans was 1.22% at March 31, 2024 and 1.16% at December 31, 2023.

The provision for credit losses for the first quarter of 2024 was $4.1 million compared to $1.0 million for the fourth quarter of 2023. First quarter 2024 net charge-offs were $714 thousand, or 0.04% (annualized) of average loans, compared to net charge-offs of $2.6 million, or 0.13% (annualized) of average loans, for the fourth quarter 2023.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 9 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

Stellar’s management team will host a conference call and webcast on Friday, April 26, 2024 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss its first quarter 2024 results. Participants may register for the conference call at https://registrations.events/direct/Q4I635866971 to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact IR@stellar.bank. A simultaneous audio-only webcast may be accessed at https://events.q4inc.com/attendee/952298333. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of the Company’s website at ir.stellar.bank.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor relations
IR@stellar.bank

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the Company’s merger with Allegiance Bancshares, Inc. (the “Merger”), including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2024	2023
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
ASSETS
Cash and due from banks	$74,663	$121,004	$94,970	$105,913	$99,231
Interest-bearing deposits at other financial institutions	325,079	278,233	207,302	198,176	164,102
Total cash and cash equivalents	399,742	399,237	302,272	304,089	263,333

Available for sale securities, at fair value	1,523,100	1,395,680	1,414,952	1,478,222	1,519,175

Loans held for investment	7,908,111	7,925,133	8,004,528	8,068,718	7,886,044
Less: allowance for credit losses on loans	(96,285)	(91,684)	(93,575)	(100,195)	(96,188)
Loans, net	7,811,826	7,833,449	7,910,953	7,968,523	7,789,856

Accrued interest receivable	45,466	44,244	43,536	42,051	42,405
Premises and equipment, net	115,698	118,683	119,332	119,142	124,723
Federal Home Loan Bank stock	16,050	25,051	29,022	24,478	19,676
Bank-owned life insurance	105,671	105,084	104,699	104,148	103,616
Goodwill	497,318	497,318	497,318	497,260	497,260
Core deposit intangibles, net	110,513	116,712	122,944	129,805	136,665
Other assets	103,838	111,681	120,432	110,633	108,009
Total assets	$10,729,222	$10,647,139	$10,665,460	$10,778,351	$10,604,718

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$3,323,149	$3,546,815	$3,656,288	$3,713,536	$3,877,859
Interest-bearing
Demand	1,576,261	1,659,999	1,397,492	1,437,509	1,394,244
Money market and savings	2,203,767	2,136,777	2,128,950	2,174,073	2,401,840
Certificates and other time	1,691,539	1,529,876	1,503,891	1,441,251	1,064,932
Total interest-bearing deposits	5,471,567	5,326,652	5,030,333	5,052,833	4,861,016
Total deposits	8,794,716	8,873,467	8,686,621	8,766,369	8,738,875

Accrued interest payable	12,227	11,288	7,612	4,555	3,875
Borrowed funds	215,000	50,000	323,981	369,963	238,944
Subordinated debt	109,864	109,765	109,665	109,566	109,420
Other liabilities	66,717	81,601	76,735	69,218	67,388
Total liabilities	9,198,524	9,126,121	9,204,614	9,319,671	9,158,502

SHAREHOLDERS’ EQUITY:
Common stock	536	533	533	533	533
Capital surplus	1,235,221	1,232,627	1,231,686	1,228,532	1,225,596
Retained earnings	425,130	405,945	385,600	361,619	333,368
Accumulated other comprehensive loss	(130,189)	(118,087)	(156,973)	(132,004)	(113,281)
Total shareholders’ equity	1,530,698	1,521,018	1,460,846	1,458,680	1,446,216
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,729,222	$10,647,139	$10,665,460	$10,778,351	$10,604,718

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2024	2023
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$134,685	$139,114	$138,948	$133,931	$125,729
Securities:
Taxable	9,293	9,622	9,493	9,726	9,653
Tax-exempt	818	418	437	436	1,262
Deposits in other financial institutions	3,627	3,021	2,391	2,865	3,771
Total interest income	148,423	152,175	151,269	146,958	140,415

INTEREST EXPENSE:
Demand, money market and savings deposits	27,530	25,033	23,557	20,708	18,037
Certificates and other time deposits	15,084	15,075	13,282	9,622	3,307
Borrowed funds	1,774	4,154	5,801	6,535	1,317
Subordinated debt	1,917	1,983	1,908	1,812	1,927
Total interest expense	46,305	46,245	44,548	38,677	24,588
NET INTEREST INCOME	102,118	105,930	106,721	108,281	115,827
Provision for credit losses	4,098	1,047	2,315	1,915	3,666
Net interest income after provision for credit losses	98,020	104,883	104,406	106,366	112,161

NONINTEREST INCOME:
Service charges on deposit accounts	1,598	1,520	1,620	1,575	1,349
Gain (loss) on sale of assets	513	198	—	(6)	198
Bank-owned life insurance	587	573	551	532	522
Debit card and ATM income	527	542	935	1,821	1,698
Other	3,071	4,053	1,589	1,561	3,731
Total noninterest income	6,296	6,886	4,695	5,483	7,498

NONINTEREST EXPENSE:
Salaries and employee benefits	41,376	40,464	39,495	37,300	39,775
Net occupancy and equipment	4,390	4,572	4,455	3,817	4,088
Depreciation	1,964	1,955	1,952	1,841	1,836
Data processing and software amortization	4,894	5,000	4,798	4,674	5,054
Professional fees	2,662	3,867	997	1,564	1,527
Regulatory assessments and FDIC insurance	1,854	5,169	1,814	2,755	1,294
Amortization of intangibles	6,212	6,247	6,876	6,881	6,879
Communications	937	743	663	689	701
Advertising	765	1,004	877	907	839
Acquisition and merger-related expenses	—	3,072	3,421	2,897	6,165
Other	6,356	5,848	5,400	5,882	4,440
Total noninterest expense	71,410	77,941	70,748	69,207	72,598
INCOME BEFORE INCOME TAXES	32,906	33,828	38,353	42,642	47,061
Provision for income taxes	6,759	6,562	7,445	7,467	9,913
NET INCOME	$26,147	$27,266	$30,908	$35,175	$37,148

EARNINGS PER SHARE
Basic	$0.49	$0.51	$0.58	$0.66	$0.70
Diluted	$0.49	$0.51	$0.58	$0.66	$0.70

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2024	2023
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$26,147	$27,266	$30,908	$35,175	$37,148

Earnings per share, basic	$0.49	$0.51	$0.58	$0.66	$0.70
Earnings per share, diluted	$0.49	$0.51	$0.58	$0.66	$0.70
Dividends per share	$0.13	$0.13	$0.13	$0.13	$0.13

Return on average assets(A)	0.98%	1.02%	1.14%	1.31%	1.38%
Return on average equity(A)	6.88%	7.33%	8.34%	9.67%	10.62%
Return on average tangible equity(A)(B)	11.47%	12.61%	14.47%	17.05%	19.32%
Net interest margin (tax equivalent)(A)(C)	4.26%	4.40%	4.37%	4.49%	4.80%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	3.91%	3.91%	3.87%	3.97%	4.38%
Efficiency ratio(D)	66.18%	69.21%	63.50%	60.83%	58.96%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	14.27%	14.29%	13.70%	13.53%	13.64%
Tangible equity to tangible assets(B)	9.12%	9.04%	8.37%	8.19%	8.15%
Estimated Total capital ratio (to risk-weighted assets)	14.62%	14.02%	13.61%	13.21%	12.72%
Estimated Common equity Tier 1 capital (to risk weighted assets)	12.29%	11.77%	11.30%	10.83%	10.39%
Estimated Tier 1 capital (to risk-weighted assets)	12.41%	11.89%	11.41%	10.94%	10.50%
Estimated Tier 1 leverage (to average tangible assets)	10.41%	10.18%	9.82%	9.51%	9.01%
Stellar Bank
Estimated Total capital ratio (to risk-weighted assets)	14.13%	13.65%	13.32%	12.98%	12.42%
Estimated Common equity Tier 1 capital (to risk-weighted assets)	12.61%	12.20%	11.80%	11.38%	10.87%
Estimated Tier 1 capital (to risk-weighted assets)	12.61%	12.20%	11.80%	11.38%	10.87%
Estimated Tier 1 leverage (to average tangible assets)	10.59%	10.44%	10.15%	9.89%	9.35%

Other Data
Weighted average shares:
Basic	53,343	53,282	53,313	53,297	53,021
Diluted	53,406	53,350	53,380	53,375	53,138
Period end shares outstanding	53,551	53,291	53,322	53,303	53,296
Book value per share	$28.58	$28.54	$27.40	$27.37	$27.14
Tangible book value per share(B)	$17.23	$17.02	$15.76	$15.60	$15.24
Employees - full-time equivalents	1,007	998	1,008	1,004	1,055

(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 9 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,938,824	$134,685	6.82%	$7,973,780	$139,114	6.92%	$7,847,011	$125,729	6.50%
Securities	1,441,814	10,111	2.82%	1,386,079	10,040	2.87%	1,604,011	10,915	2.76%
Deposits in other financial institutions	264,906	3,627	5.51%	217,068	3,021	5.52%	364,781	3,771	4.19%
Total interest-earning assets	9,645,544	$148,423	6.19%	9,576,927	$152,175	6.30%	9,815,803	$140,415	5.80%
Allowance for credit losses on loans	(91,612)			(92,992)			(93,331)
Noninterest-earning assets	1,132,857			1,142,438			1,160,061
Total assets	$10,686,789			$10,626,373			$10,882,533

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,697,211	$12,278	2.91%	$1,420,892	$10,548	2.95%	$1,650,273	$8,382	2.06%
Money market and savings deposits	2,150,805	15,252	2.85%	2,163,348	14,485	2.66%	2,490,889	9,655	1.57%
Certificates and other time deposits	1,444,048	15,084	4.20%	1,461,227	15,075	4.09%	861,595	3,307	1.56%
Borrowed funds	134,400	1,774	5.31%	275,694	4,154	5.98%	105,191	1,317	5.08%
Subordinated debt	109,808	1,917	7.02%	109,713	1,983	7.17%	109,415	1,927	7.14%
Total interest-bearing liabilities	5,536,272	$46,305	3.36%	5,430,874	$46,245	3.38%	5,217,363	$24,588	1.91%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,525,758			3,624,417			4,166,265
Other liabilities	96,461			95,705			80,823
Total liabilities	9,158,491			9,150,996			9,464,451
Shareholders’ equity	1,528,298			1,475,377			1,418,082
Total liabilities and shareholders’ equity	$10,686,789			$10,626,373			$10,882,533

Net interest rate spread			2.83%			2.92%			3.89%

Net interest income and margin		$102,118	4.26%		$105,930	4.39%		$115,827	4.79%

Net interest income and net interest margin (tax equivalent)		$102,207	4.26%		$106,121	4.40%		$116,119	4.80%

Cost of funds			2.06%			2.03%			1.06%
Cost of deposits			1.94%			1.84%			0.94%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2024	2023
	March 31	December 31	September 30	June 30	March 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$1,451,462	$1,409,002	$1,474,600	$1,512,476	$1,477,340
Paycheck Protection Program (PPP)	4,293	5,100	5,968	8,027	11,081
Real estate:
Commercial real estate (including multi-family residential)	4,049,885	4,071,807	4,076,606	4,038,487	4,014,609
Commercial real estate construction and land development	1,039,443	1,060,406	1,078,265	1,136,124	1,034,538
1-4 family residential (including home equity)	1,049,316	1,047,174	1,024,945	1,009,439	1,008,362
Residential construction	252,573	267,357	289,553	311,208	292,143
Consumer and other	61,139	64,287	54,591	52,957	47,971
Total loans held for investment	$7,908,111	$7,925,133	$8,004,528	$8,068,718	$7,886,044

Deposits:
Noninterest-bearing	$3,323,149	$3,546,815	$3,656,288	$3,713,536	$3,877,859
Interest-bearing
Demand	1,576,261	1,659,999	1,397,492	1,437,509	1,394,244
Money market and savings	2,203,767	2,136,777	2,128,950	2,174,073	2,401,840
Certificates and other time	1,691,539	1,529,876	1,503,891	1,441,251	1,064,932
Total interest-bearing deposits	5,471,567	5,326,652	5,030,333	5,052,833	4,861,016
Total deposits	$8,794,716	$8,873,467	$8,686,621	$8,766,369	$8,738,875

Asset Quality:
Nonaccrual loans	$57,129	$39,191	$38,291	$43,349	$43,413
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	57,129	39,191	38,291	43,349	43,413
Other repossessed assets	—	—	—	—	124
Total nonperforming assets	$57,129	$39,191	$38,291	$43,349	$43,537

Net charge-offs	$714	$2,577	$8,116	$236	$192

Nonaccrual loans:
Commercial and industrial	$15,465	$5,048	$14,991	$22,968	$23,329
Real estate:
Commercial real estate (including multi-family residential)	21,268	16,699	13,563	8,221	9,026
Commercial real estate construction and land development	8,406	5,043	170	388	27
1-4 family residential (including home equity)	10,368	8,874	8,442	10,880	10,586
Residential construction	1,410	3,288	635	665	195
Consumer and other	212	239	490	227	250
Total nonaccrual loans	$57,129	$39,191	$38,291	$43,349	$43,413

Asset Quality Ratios:
Nonperforming assets to total assets	0.53%	0.37%	0.36%	0.40%	0.41%
Nonperforming loans to total loans	0.72%	0.49%	0.48%	0.54%	0.55%
Allowance for credit losses on loans to nonperforming loans	168.54%	233.94%	244.38%	231.14%	221.56%
Allowance for credit losses on loans to total loans	1.22%	1.16%	1.17%	1.24%	1.22%
Net charge-offs to average loans (annualized)	0.04%	0.13%	0.40%	0.01%	0.01%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended
	2024	2023
	March 31	December 31	September 30	June 30	March 31
	(Dollars and share amounts in thousands, except per share data)
Net income	$26,147	$27,266	$30,908	$35,175	$37,148
Add: Provision for credit losses	4,098	1,047	2,315	1,915	3,666
Add: Provision for income taxes	6,759	6,562	7,445	7,467	9,913
Pre-tax, pre-provision income	$37,004	$34,875	$40,668	$44,557	$50,727

Total average assets	$10,686,789	$10,626,373	$10,741,295	$10,740,138	$10,882,533

Pre-tax, pre-provision return on average assets(B)	1.39%	1.30%	1.50%	1.66%	1.89%

Total shareholders’ equity	$1,530,698	$1,521,018	$1,460,846	$1,458,680	$1,446,216
Less: Goodwill and core deposit intangibles, net	607,831	614,030	620,262	627,065	633,925
Tangible shareholders’ equity	$922,867	$906,988	$840,584	$831,615	$812,291

Shares outstanding at end of period	53,551	53,291	53,322	53,303	53,296

Tangible book value per share	$17.23	$17.02	$15.76	$15.60	$15.24

Average shareholders’ equity	$1,528,298	$1,475,377	$1,471,009	$1,458,473	$1,418,082
Less: Average goodwill and core deposit intangibles, net	611,149	617,236	623,864	630,854	638,110
Average tangible shareholders’ equity	$917,149	$858,141	$847,145	$827,619	$779,972

Return on average tangible equity(B)	11.47%	12.61%	14.47%	17.05%	19.32%

Total assets	$10,729,222	$10,647,139	$10,665,460	$10,778,351	$10,604,718
Less: Goodwill and core deposit intangibles, net	607,831	614,030	620,262	627,065	633,925
Tangible assets	$10,121,391	$10,033,109	$10,045,198	$10,151,286	$9,970,793

Tangible equity to tangible assets	9.12%	9.04%	8.37%	8.19%	8.15%

Net interest income (tax equivalent)	$102,207	$106,121	$106,919	$108,509	$116,119
Less: Purchase accounting accretion	8,551	11,726	12,400	12,572	10,104
Adjusted net interest income (tax equivalent)	$93,656	$94,395	$94,519	$95,937	$106,015

Average earning assets	$9,645,544	$9,576,927	$9,697,553	$9,693,527	$9,815,803
Net interest margin (tax equivalent) excluding PAA	3.91%	3.91%	3.87%	3.97%	4.38%
(A)Represents total noninterest expense, excluding acquisition and merger-related expenses, core deposit intangibles amortization and write-downs on assets moved to held for sale, divided by the sum of net interest income, excluding purchase accounting adjustments plus noninterest income, excluding gains and losses on the sale of assets. Additionally, taxes and provision for credit losses are not part of this calculation.
(B)Interim periods annualized.